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                                                                    EXHIBIT 23.2
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 2-91176), the Registration Statement (Form S-8
No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement
(Form S-8 No. 33-32934) and prospectus relating to the CoreStates Savings Plan,
(c) the Registration Statement (Form S-8 No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement (Form S-3 No. 33-57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation, (e) the Registration Statement (Form S-3
No. 33-54049) and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation, (f) the Registration Statement (Form S-4 No.33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation, (g) the Registration Statement (Form S-4, as amended by Form S-8, No. 33-31896) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation, (h) the Registration Statement (Form S-4, as amended by Form S-8, No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (i) the Registration Statement (Form S-3, as amended by Post Effective Amendment No.1, No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan, (j) the Registration Statement (Form S-4, as amended by Form S-8, No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp, (k) the Registration Statement (Form S-4, as amended by Form S-8, No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., and (l) the Registration Statement (Form S-4, as amended by Form S-8, No. 33-55505) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank of our report dated March 16, 1994, except as to the third paragraph of Note 1 and the last paragraph of Note 16 which are as of July 19, 1994 relating to the consolidated statement of condition of Constellation Bancorp and subsidiaries as of December 31, 1993, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1993, which report appears in the 1994 Annual Report on Form 10-K of CoreStates Financial Corp. Our report refers to a restatement of the 1993 financial statements to remove certain merger-related charges, and to a change in accounting for postretirement benefits, other than pensions, income taxes, and certain investments in debt and equity securities in 1993. The financial statements referred to above are not separately presented in such report on Form 10-K.

                                                /s/KPMG Peat Marwick LLP

Short Hills, New Jersey
March 13, 1995